UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              November 21, 1996


                               KENWIN SHOPS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New York                            1-6680                       13-5607936
--------------------------------------------------------------------------------
(State of other jurisdiction     (Commission                 (IRS Employer
of incorporation)                File Number)                Identification No.)

               6200 Memorial Drive, Stone Mountain, Georgia               30083
--------------------------------------------------------------------------------
               (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code          (770) 498-2733
                                                            --------------


                    4747 Granite Drive, Tucker, Georgia 30084
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1
------
     At a special meeting of the shareholders of Kenwin Shops, Inc. (the "Registrant") held on November 21, 1996 (the "Special Meeting"), the shareholders approved an amendment to the Registrant's Certificate of Incorporation to reduce the par value of the Registrant's Common Stock ("Common Stock") from one ($1.00) dollar per share to one ($0.01) cent per share. The shareholders also approved the execution of a Management Agreement (the "Management Agreement") between the Registrant and D&A Funding Corporation ("D&A") pursuant to which D&A assumed control of the day to day operations of Registrant and supplied certain management services to Registrant. As compensation for these services, D&A is to be paid an annual fee of $50,000 plus 2% of the cost of merchandise shipped to the Company. Additionally, the Registrant will issue to D&A 350,000 shares of Registrant's authorized but unissued Common Stock at a purchase price of one ($0.01) cent per share. D&A will pay the aggregate purchase price of $3,500 from its working capital.

         Upon issuance to it of the 350,000 shares of Common Stock, D&A and its affiliates will own beneficially 442,978 shares of Common Stock, representing approximately 48.8% of the total outstanding Common Stock and will have the right to vote 526,956 shares of Common Stock, representing approximately 58.1% of the total outstanding shares of Common Stock.

         D&A had acquired a total of 83,978 shares of Common Stock and irrevocable proxies to vote an additional 83,978 shares of Common Stock on August 16, 1996 in a private transaction with certain officers and directors of Registrant and others who owned an aggregate of 167,956 shares of Common Stock, representing approximately 30.1% of the total outstanding shares of Common Stock. Immediately prior to the Special Meeting, such persons owned a total of 83,978 shares of Common Stock.

         The principal shareholders of D&A are Donald Weiner, Chairman of the Board and Chief Executive Officer of Registrant, and Arthur Gins, a director of Registrant.


ITEM 5
------

         At the Special Meeting, resignations by the former directors of Registrant, Ira Abramson, Robert Schwartz, Donald Schwartz, Richard Moskowitz, Martin Conrad and Henry Krauss, were acknowledged and the shareholders elected Donald Weiner, Arthur Gins, Barbara Weiner, Edith Gins, and Richard Moskowitz to the Board of Directors.

         Upon conclusion of the Special Meeting, the new Board of Directors met and elected the following persons to offices of Registrant set forth opposite their respective names:

                  Donald Weiner             Chairman and Chief Executive Officer
                  Richard Moskowitz         President
                  Kenneth Sauer             Treasurer and Secretary

         On December 3, 1996 Richard Moskowitz resigned as President and director of Registrant. The Board of Directors appointed Kenneth Sauer, its Treasurer, to serve as interim President and as a director of Registrant. The Board of Directors also appointed Evelyn Kelley Vice President. Ms. Kelley has been employed by Registrant for thirty years and is responsible for store operations.

         The Company was notified by the American Stock Exchange that it does not fully satisfy all of the Exchange's financial guidelines for continued listing. The Exchange initiated proceedings to delist the Company and the Company appealed the determination. A decision on the appeal is currently pending. There is no assurance that the Company's listing on the American Stock Exchange will be continued.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                              KENWIN SHOPS, INC.
                                                              ------------------
                                                                    (Registrant)

Date: December 5, 1996
                                                           By: /s/ Kenneth Sauer
                                                           ---------------------
                                                                       President